UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2019
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 4, 2019, Alimera Sciences, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the following proposals were submitted to the stockholders of the Company, as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on September 27, 2019:

Proposal 1:
To authorize the Company’s board of directors (the “Board”), in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to the Company’s restated certificate of incorporation (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s issued and outstanding Common Stock, par value $0.01 per share (“common stock”) at a ratio to be determined by the Board, ranging from one-for-five to one-for-30 (the “Reverse Split”), with the Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, but no later than May 4, 2020, when the authority granted in the proposal to implement the Reverse Split would terminate.

Proposal 2:
To approve an adjournment of the Special Meeting, if necessary and appropriate, as determined by the Board in its sole discretion, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1 or to constitute a quorum.

On the record date, there were (a) 71,009,400 shares of common stock outstanding and entitled to vote on the basis of one vote per share and (b) shares of our outstanding Series A Preferred Stock entitled to 8,135,593 votes. Of the 79,144,993 votes that were eligible to be cast by the holders of common stock and Series A Preferred Stock at the Special Meeting, 61,884,674 votes, or approximately 78.2% of the total, were represented at the meeting in person or by proxy, based on estimated preliminary voting results. The preliminary voting results in respect of each matter are set forth below. The voting results are preliminary estimates only and are subject to change. The Company will file an amendment to this Current Report on Form 8-K to disclose the final voting results from the Special Meeting within four business days after the final, certified voting results are known.

Proposal 1:	To approve the proposal to authorize the Board, in its discretion, to amend the Certificate of Incorporation to effect the Reverse Split.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
57,727,306	4,119,056	38,312	0

Proposal 2:
To approve the proposal to authorize the Board, in its discretion, to adjourn the Special Meeting to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve Proposal 1 or to constitute a quorum.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
58,360,626	3,470,041	57,007	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: November 4, 2019	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer

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